UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2015

RenaissanceRe Holdings Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Renaissance House, 12 Crow Lane, Pembroke, Bermuda		HM 19
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-4513

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Effective December 30, 2015, Citibank Europe plc (“CEP”), Renaissance Reinsurance Ltd. (“RRL”), DaVinci Reinsurance Ltd. (“DaVinci”), RenaissanceRe Specialty Risks Ltd. (“RSR”), ReinassanceRe Specialty U.S. Ltd. (“RRS”), Renaissance Reinsurance of Europe (“ROE”), Platinum Underwriters Bermuda, Ltd. (“PUB”) and Renaissance Reinsurance U.S. Inc. (formerly Platinum Underwriters Reinsurance, Inc.) (“RRUS”) (each of RRL, DaVinci, RSR, RRS, ROE, PUB and RRUS a “Company” and, collectively, the “Companies”) entered into an amendment (the “Amendment”) to the existing secured letter of credit facility (the “Facility”) provided pursuant to the facility letter, by and among CEP and the Companies, dated September 17, 2010 (the “Original Facility Letter”) and amended July 14, 2011, October 1, 2013, December 23, 2014 and March 31, 2015, to extend the termination date of the Facility from December 31, 2015 to December 31, 2017 (as so amended, the “Facility Letter”).

The Facility provides a commitment from CEP to issue letters of credit for the account of one or more of the Companies and their respective subsidiaries in multiple currencies and in an aggregate amount of up to $300 million, subject to a sublimit of $60 million for letters of credit issued for the account of RRS and a combined sublimit of $25 million for letters of credit issued for the accounts of PUB and RRUS.  The Facility is evidenced by the Facility Letter and seven separate Master Agreements between CEP and each of the Companies, as well as certain ancillary agreements, the terms of which are substantially similar for each Company.

Under the Facility, each of the Companies is severally obligated to pledge to CEP at all times during the term of the Facility certain securities with a collateral value (as determined as therein provided) that equals or exceeds 100% of the aggregate amount of its then-outstanding letters of credit. In the case of an event of default under the Facility with respect to a Company, CEP may exercise certain remedies with respect to such Company, including terminating its commitment to such Company under the Facility and taking certain actions with respect to the collateral pledged by such Company (including the sale thereof).  In the Facility Letter, each Company makes, as to itself, representations and warranties that are customary for facilities of this type and severally agrees that it will comply with certain informational and other undertakings, including those regarding the delivery of quarterly and annual financial statements.

The description of the Facility contained herein is qualified in its entirety by reference to the Original Facility Letter, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K, dated September 23, 2010, previously filed with Securities and Exchange Commission by RenaissanceRe Holdings Ltd. and to the Amendment, a copy of which is attached hereto as Exhibit 10.1, both of which agreements are incorporated herein by reference.

CEP, RRL and RSR are also parties, respectively, to a Letter of Credit Reimbursement Agreement, dated as of November 23, 2015, as amended, and certain ancillary documents, and to an Insurance Letters of Credit – Master Agreement, dated as of November 24, 2014, and certain ancillary agreements, which each collectively provide for and secure two separate uncommitted letter of credit facilities that are used to support business written by RenaissanceRe Holdings Ltd.’s Lloyd’s syndicate, Syndicate 1458.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

The following exhibit is filed as part of this report:

10.1	Amendment to Facility Letter, dated December 30, 2015, by and among Citibank Europe plc, Renaissance Reinsurance Ltd., DaVinci Reinsurance Ltd., RenaissanceRe Specialty Risks Ltd., Renaissance Reinsurance of Europe, RenaissanceRe Specialty U.S. Ltd., Platinum Underwriters Bermuda, Ltd. and Renaissance Reinsurance U.S. Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RenaissanceRe Holdings Ltd.

December 30, 2015	By:	Stephen H. Weinstein

Name: Stephen H. Weinstein
Title: Senior Vice President, Group General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Facility Letter, dated December 30, 2015, by and among Citibank Europe plc, Renaissance Reinsurance Ltd., DaVinci Reinsurance Ltd., RenaissanceRe Specialty Risks Ltd., Renaissance Reinsurance of Europe, RenaissanceRe Specialty U.S. Ltd., Platinum Underwriters Bermuda, Ltd. and Renaissance Reinsurance U.S. Inc.